EXHIBIT 10.104

2010 Long-Term Incentive Equity Grants

On December 15, 2009 the Compensation Committee and Board of Directors approved the long-term incentive equity grants to those individuals set forth below in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

*	Form of grant: A combination of stock option and restricted stock unit awards for executive officers and only stock options for non-employee directors.

*	Vesting: Both the stock option grant and the award of restricted stock units vest equally over a 3 year period.

*	Grant and expiration date: Grant date—December 15, 2009. Expiration date—December 15, 2016.

*	Exercise Price for Stock Options: $35.805.

*	Number of stock options and restricted stock units:

		Stock Option	RSU
Daniel C. Ustian, Chairman, President and CEO	-	91,656	18,058

William A. Caton, formerly Executive Vice President and Chief Risk Officer[1]	-	0	0

Terry M. Endsley, formerly Executive Vice President and Chief Financial Officer[2]	-	0	0

Andrew J. Cederoth, Executive Vice President and Chief Financial Officer	-	31,959	10,000

Deepak T. Kapur, President—Truck Group	-	31,959	6,297

Pamela J. Turbeville, formerly SVP & CEO Navistar Financial Corporation[3]	-	0	0

Steven K. Covey, SVP, General Counsel and Chief Ethics Officer	-	20,703	4,079

Each Non-Employee Director—4,000 stock options in accordance with their annual stock option grant.

[1]	Mr. Caton retired from the company effective October 31, 2009.
[2]	Mr. Endsley passed away on April 14, 2009.
[3]	Ms. Turbeville retired from the company effective January 31, 2009.

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